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                                                                    Exhibit 99.1

PROXY                                                                      PROXY

                                RAZORFISH, INC.
                          107 Grand Street, 3rd Floor
                           New York, New York 10013

           PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING
                               NOVEMBER 2, 1999

   The undersigned stockholder of Razorfish, Inc. hereby appoints Jeffrey A. Dachis and Michael S. Simon or either of them, each with power of substitution, as proxies for the undersigned, to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of the Company's Common Stock standing in the name of the undersigned at the Special Meeting of Stockholders of Razorfish, Inc. to be held at Morrison & Foerster, 1290 Avenue of the Americas, New York, NY on November 2, 1999 at 10:00 a.m. and any postponements and adjournments thereof.

   Only holders of record of shares of Razorfish Class A common stock at the close of business on September 29, 1999, the record date for the special meeting are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting, even if you have returned a proxy.

   Please do not send any stock certificates with your proxy cards.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

          /X/  Please make your votes as in this example.

The board of directors recommends a vote for the proposals.
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1. To approve the issuance of shares of Razorfish Class A Common Stock to the stockholders of i-Cube in the merger of i-Cube with Ray Merger
   Sub, Inc., a wholly owned subsidiary of Razorfish. Under the merger agreement, each outstanding share of i-Cube common stock will convert into the right to receive 0.875 shares of Razorfish Class A common stock;

          / /  FOR            / / AGAINST        / / ABSTAIN

2. To approve an amendment to the Certificate of Incorporation increasing the number of authorized shares of Class A common stock by 21,356,655 shares to 51,356,605 shares to enable us to consummate the merger;

          / /  FOR            / / AGAINST        / / ABSTAIN

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3. To approve an amendment to the 1999 Stock Incentive Plan to (A) increase the number of shares of Class A common stock authorized for issuance under the 1999 Stock Incentive Plan by an additional 2,640,079 shares to 3,562,406 shares to enable us to meet our current obligations and our need for a bigger incentive pool for the larger employee base after the merger and (B) limit to 500,000 the number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of Razorfish to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

          / /  FOR            / / AGAINST        / / ABSTAIN

4. To approve an amendment to the Certificate of Incorporation further increasing the number of authorized shares of Class A common stock from 51,356,605 shares to 200,000,000 shares for use in acquisitions and for other purposes.

          / /  FOR            / / AGAINST        / / ABSTAIN

   We will transact no other business at the special meeting, except business which may be properly brought before the special meeting or any adjournment or postponement of the special meeting.

Signature:_______________ Date:_______   Signature:_______________ Date:_______

Note: Please mark, date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.